Exhibit 4.3

NOBLE CORPORATION,
ISSUER,
NOBLE DRILLING CORPORATION,
GUARANTOR,
NOBLE HOLDING INTERNATIONAL LIMITED,
GUARANTOR,
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
TRUSTEE
SECOND SUPPLEMENTAL INDENTURE
RELATING TO
$300,000,000 of 5.875% Senior Notes due 2013
Dated as of October 1, 2009

          SECOND SUPPLEMENTAL INDENTURE, dated as of October 1, 2009 (this “Second Supplemental Indenture”), by and among NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (herein called the “Company”), NOBLE DRILLING CORPORATION, a Delaware corporation and a wholly-owned indirect subsidiary of the Company (herein called “Noble Drilling”), NOBLE HOLDING INTERNATIONAL LIMITED, a Cayman Islands exempted company limited by shares (herein called “NHIL” and, together with Noble Drilling, the “Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, successor by merger to JPMorgan Chase Bank, National Association, as Trustee (herein called the “Trustee”).
WITNESSETH:
          WHEREAS, the Company has previously executed and delivered to the Trustee an indenture dated as of May 26, 2006, as supplemented by the First Supplemental Indenture thereto dated as of May 26, 2006 (the “First Supplemental Indenture”; the indenture, as supplemented by the First Supplemental Indenture, the “Supplemented Indenture”), providing for the issuance from time to time of its unsecured senior debt securities (the “Securities”);
          WHEREAS, the Company has issued, and the Trustee has authenticated and delivered, a series of Securities designated the “5.875% Senior Notes due 2013” (the “Notes”);
          WHEREAS, the Company is the obligor with respect to the Notes;
          WHEREAS, pursuant to Section 3 of the First Supplemental Indenture, Noble Drilling has irrevocably and unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, interest on and all other amounts due under, the Indenture and the Notes; and
          WHEREAS, as part of an internal reorganization, NHIL will acquire an indirect interest in all but three drilling rigs previously owned directly or indirectly by Noble Drilling (the “Asset Transfer”);
          WHEREAS, Section 901(9) of the Supplemented Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Supplemented Indenture, to make any provisions with respect to matters arising under the Supplemented Indenture, provided such provisions shall not adversely affect the interests of the Holders of Securities of any series in any material respect;
          WHEREAS, the Company and the Guarantors, pursuant to the foregoing authority, propose to amend and supplement the Supplemented Indenture in certain respects to evidence NHIL’s agreement to fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Supplemented Indenture and the Notes, which guarantee is provided in this Second Supplemental Indenture; and

          WHEREAS, all things necessary to make this Second Supplemental Indenture a valid and legally binding supplemental indenture to the Supplemented Indenture (the Supplemented Indenture, as further supplemented by this Second Supplemental Indenture, the “Indenture”) in accordance with the terms thereof have been done, and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects;
          NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:
     SECTION 1. AGREEMENT TO GUARANTEE
          NHIL hereby agrees as follows:
          (a) Subject to Subsection 1(b) below, NHIL (or any successor person pursuant to the applicable provisions of this Second Supplemental Indenture) hereby irrevocably and unconditionally guarantees (such guarantee being the “Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture and the Notes, that: (i) the principal of, premium, if any, and interest on the Notes promptly will be paid in full when due, whether at the Maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium, if any, and interest, if any, on the Notes, if lawful, and all other payment obligations of the Company to the Holders and the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other payment obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed for whatever reason, NHIL shall be obligated to pay the same immediately. NHIL hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture or the Notes, the recovery of any judgment against the Company, or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. NHIL hereby waives presentment, demand of payment, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.
          (b) It is the intention of NHIL and the Company that the obligations of NHIL hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of NHIL by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, NHIL was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of NHIL under the Guarantee shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, “fair consideration,” “insolvency,” “unable to pay its debts as they mature,” “unreasonably small capital” and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.
          (c) NHIL shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by NHIL pursuant to the provisions of the Guarantee or the Indenture; provided, however, that NHIL shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Notes issued under the Indenture shall have been paid in full.
     SECTION 2. EXECUTION AND DELIVERY OF GUARANTEE
          To evidence the Guarantee set forth in Section 1, the Company and NHIL hereby agree that a notation of such Guarantee shall be endorsed on each Note hereafter authenticated and delivered by the Trustee, that such notation of such Guarantee shall be in the form attached hereto as Exhibit A, and shall be executed on behalf of NHIL by an officer thereof.
          NHIL hereby agrees that the Guarantee set forth in Section 1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantee.
     SECTION 3. RELEASE OF NHIL
          NHIL shall be released from all of its obligations under the Guarantee and under the Indenture if:
          (a) the Company or NHIL has transferred all or substantially all of its properties and assets to any Person (whether by sale, merger or consolidation or otherwise), or has merged into or consolidated with another Person, pursuant to a transaction in compliance with the Indenture and:
          (i) the Person to whom all or substantially all of the properties and assets of the Company or NHIL are transferred, or whom the Company or NHIL has merged into or consolidated with, has expressly assumed, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the payment obligations of NHIL under the Guarantee;
          (ii) immediately before and immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
          (iii) NHIL has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 3 and that all conditions precedent herein provided for relating to such transaction have been complied with;
          (b) NHIL liquidates (other than pursuant to any applicable bankruptcy law or rule) and complies, if applicable, with the provisions of the Indenture; provided that if a Person and its Affiliates, if any, shall acquire all or substantially all of the assets of NHIL upon such liquidation NHIL shall liquidate only if:
               (i) the Person and each such Affiliate (or the common corporate parent of such Person and its Affiliates, if such Person and its Affiliates are wholly-owned by such parent) which acquire or will acquire all or a portion of the assets of NHIL shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of NHIL, under the Guarantee;
               (ii) immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
               (iii) NHIL has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such liquidation and such supplemental indenture comply with this Section 3 and that all conditions precedent herein provided for relating to such transaction have been complied with; or
          (c) NHIL ceases for any reason to be a “wholly-owned subsidiary” of the Company (as such term is defined in Rule 1-02(z) of Regulation S-X promulgated by the Commission).
          (d) Upon any assumption of the Guarantee by any Person pursuant to this Section 3, such Person may exercise every right and power of NHIL under the Guarantee and the Indenture with the same effect as if such successor corporation had been named as NHIL herein, and all the obligations of NHIL under the Guarantee and the Indenture shall terminate.
     SECTION 4. LIMITATION ON INDIVIDUAL LIABILITY
          No recourse under or upon any obligation, covenant or agreement contained in this Second Supplemental Indenture or the Guarantee, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, member, shareholder, officer or director, as such, past, present or future, of any Guarantor, the Company or any successor Person, either directly or through any Guarantor or the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Second Supplemental Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, members, shareholders, officers or directors, as such, of any Guarantor, the Company or any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Second Supplemental Indenture or in the Guarantee or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, member, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Second Supplemental Indenture or in the Guarantee or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Second Supplemental Indenture and the issuance of the Guarantee.
     SECTION 5. MISCELLANEOUS
     Section 5.1 Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture, such provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the such provision of the Trust Indenture Act shall be deemed to apply to this Second Supplemental Indenture, as so modified or excluded, as the case may be.
     Section 5.2 Date and Time of Effectiveness. This Second Supplemental Indenture shall become a legally effective and binding instrument at and as of the date and time first set forth above.
     Section 5.3 Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Second Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Securities. All amendments to the Supplemented Indenture made hereby shall have effect only with respect to the Securities. The Supplemented Indenture is hereby incorporated by reference herein and, as further supplemented by this Second Supplemental Indenture, is in all respects adopted, ratified and confirmed.
     Section 5.4 Notes Deemed Conformed. As of the date hereof, the provisions of the Notes shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders of the Securities, the Company, the Guarantors or the Trustee, so as to reflect this Second Supplemental Indenture.
     Section 5.5 Successors. All agreements of the Company, the Guarantors and the Trustee in this Second Supplemental Indenture and in the Indenture shall bind their respective successors and assigns, whether or not so expressed.
     Section 5.6 Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture or the Indenture.
     Section 5.7 Separability. In case any provision in this Second Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     Section 5.8 Headings. The section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 5.9 Definitions. Each capitalized term used but not defined in this Second Supplemental Indenture shall have the meaning assigned to such term in the Supplemented Indenture.
     Section 5.10 Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 5.11 Counterparts. This Second Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute the same instrument.
     Section 5.12 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Guarantors, not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, as of the date first above written.

NOBLE CORPORATION
“Company”

		By:	/s/ Julie J. Robertson

Julie J. Robertson
Executive Vice President
Attest:	/s/ Todd Strickler

Title: Attorney

NOBLE DRILLING CORPORATION
“Noble Drilling”

		By:	/s/ Dennis J. Lubojacky

Dennis J. Lubojacky
President
Attest:	/s/ Pamela Samuels

Title: Administrative Assistant

NOBLE HOLDING INTERNATIONAL LIMITED “NHIL”

		By:	/s/ Alan R. Hay

Alan R. Hay
President
Attest:	/s/ Todd Strickler

Title: Attorney

THE BANK OF NEW YORK MELLON TRUST COMPANY,
N.A., as Trustee

		By:	/s/ Rafael Martinez

Rafael Martinez
Senior Associate
Attest:	/s/ Julie Hoffman-Ramos

Title: Senior Associate

1

EXHIBIT A
[FORM OF NOTATION OF GUARANTEE]
NOTATION OF PAYMENT GUARANTEE OF NOBLE HOLDING
INTERNATIONAL LIMITED
          For value received, the undersigned, Noble Holding International Limited, a Cayman Islands exempted company limited by shares (“NHIL,” which term includes any successor person under the indenture referred to below), and a wholly-owned indirect subsidiary of Noble Corporation, a Cayman Islands exempted company limited by shares (the “Company”), has unconditionally guaranteed, to the extent set forth in, and subject to the provisions of, the Second Supplemental Indenture, dated as of October 1, 2009 (the “Second Supplemental Indenture”), among the Company, Noble Drilling Corporation, a Delaware corporation, NHIL and The Bank Of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America, successor by merger to JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Second Supplemental Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other payment obligations of the Company to the holders of the Notes or the Trustee all in accordance with the terms of the Indenture, dated as of May 26, 2006, between the Company and the Trustee, with respect to the Company’s 5.875% Senior Notes due 2013, as supplemented by the First Supplemental Indenture, dated as of May 26, 2006, and the Second Supplemental Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The payment obligations of NHIL to the holders of the Notes and to the Trustee pursuant to this guarantee are expressly set forth in Sections 1 through 4 of the Second Supplemental Indenture, and reference is hereby made to the Second Supplemental Indenture for the precise terms of this payment guarantee.

NOBLE HOLDING INTERNATIONAL LIMITED “NHIL”
By:	/s/ Alan R. Hay
Alan R. Hay
Director

1